UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2004

DOR BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14778	41-1505029

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1691 Michigan, Suite 435, Miami, FL		33139

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (305) 534-3383

Not applicable
(Former name or former address, if changed since last report)

Item 7.01 Regulation FD Disclosure.

On September 13, 2004, DOR BioPharma, Inc. (the " Registrant ") issued a press release announcing that it has been awarded a $5.2 million grant from the National Institute of Allergy and Infectious Diseases. A copy of the Registrant’s press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference. The information contained in this Form 8-K, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, and it shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Exhibit Number	Description of Exhibits
99.1	Press Release of Registrant dated September 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOR BIOPHARMA, INC

Date: September 16, 2004	By:	/s/ Geoff Green

President & Acting Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibits
99.1	Press Release of Registrant dated September 13, 2004.